Federal Home Loan Bank of Seattle Q2 2013 Earnings Call August 13, 2013

Q2 2013 Business Update This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including highlights of financial statements and information as of and for the three and six months ended June 30, 2013. Forward-looking statements are subject to known and unknown risks and uncertainties. Actual financial performance and condition, as well as other actions, including those relating to the Consent Arrangement and payments of dividends and repurchases of shares, may differ materially from that expected or implied in forward-looking statements because of many factors. Such factors may include, but are not limited to, changes in general economic and market conditions (including effects on, among other things, U.S. debt obligations and mortgage-related securities), demand for advances, changes in the bank's membership profile or the withdrawal of one or more large members, shifts in demand for the bank's products and consolidated obligations, regulatory and legislative actions and approvals (including those of the Finance Agency), business and capital plan and policy adjustments and amendments, competitive pressure from other Federal Home Loan Banks and alternative funding sources, the Seattle Bank's ability to meet adequate capital levels, accounting adjustments or requirements (including changes in assumptions and estimates used in the bank's financial models), interest-rate volatility, changes in projected business volumes, the bank's ability to appropriately manage its cost of funds, the cost-effectiveness of the bank's funding, changes in the bank's management and Board of Directors, and hedging and asset-liability management activities. Additional factors are discussed in the Seattle Bank's most recent annual report on Form 10-K as amended and subsequent quarterly reports on Form 10-Q. The Seattle Bank does not undertake to update any forward- looking statements made in this presentation. Forward Looking Statements 2

Q2 2013 Business Update Q2 2013 Financial Results Member-Focused Initiatives / New Product and Service Offerings Legislative Update Our Commitment to Our Members Agenda 3

Q2 2013 Financial Results 4

$26.3 million of net income YTD through Q2 2013 Q2 2013 Business Update Financial Condition Continues to Improve 5 ($ thousands) As of June 30, 2013 As of December 31, 2012 As of September 30, 2010 (1) Retained Earnings $254,493 $228,236 $76,835 AOCL ($112,052) ($226,468) ($770,317) MVE/PVCS Ratio 103.95% 95.07% 67.80% As of June 30, 2013 As of December 31, 2012 Return on PVCS 1.93% 2.53% Average Annual One-Month LIBOR 0.20% 0.24% CMA Assets to Total Assets 37.05% 32.24% (1) The quarter end prior to entering into the Consent Arrangement Legend: AOCL: Accumulated other comprehensive loss MVE: Market value of equity PVCS: Par value of capital stock CMA: Core mission activity, defined as advances, letters of credit, acquired member assets (such as mortgage loans), and certain housing finance agency obligations as a percentage of total assets.

Q2 2013 Business Update Based on second quarter 2013 financial results, the Seattle Bank’s Board of Directors declared, with regulatory approval, a $0.025 per share cash dividend: • Paid on July 30, 2013 • Based on a member’s average stock outstanding during the second quarter • Total amount: $683,000 • Future dividends contingent on bank’s health and regulatory approval Revisions to the Seattle Bank’s ratings outlook: On July 18, 2013, Standard & Poor's Ratings Services revised its outlook on the Seattle Bank to stable from negative: • Improvement reflects significantly reduced losses within the bank's private-label mortgage-backed securities (MBS) portfolio, and strengthening capital. • Standard & Poor's affirmed its 'AA/A-1+' long- and short-term issuer credit ratings and 'a+' stand- alone credit profile on the Seattle Bank. On July 23, 2013, Moody’s Investors Service revised its outlook on the Seattle Bank to stable from negative; affirmed ‘Aaa’ and ‘P-1’ long- and short-term deposit ratings. Validating Our Progress in Our Return to Normal Operations 6

For the Three Months Ended June 30, For the Six Months Ended June 30, 2013 2012 2013 2012 Net interest income before provision/(benefit) for credit losses $ 34,225 $29,695 $68,497 $52,943 Provision/(Benefit) for credit losses 12 -- (29) -- Net interest income 34,213 29,695 68,526 52,943 Non-interest income Other-than-temporary impairment credit loss -- (4,269) (342) (5,593) Derivatives and hedging activities (601) 18,245 10 30,251 Other non-interest income (1) (95) (121) 338 (1,630) Other non-interest expense 21,797 18,101 39,358 36,160 Total assessments 1,172 2,545 2,917 3,981 Net Income $10,548 $22,904 $26,257 $35,830 Q2 2013 Business Update ($ thousands) Selected Statements of Income Data 7 (1) Depending upon activity within the period, may include the following: gain on sale of available-for-sale securities, gain on sale of held-to-maturity securities, gain (loss) on financial instruments held under the fair value option, loss on early extinguishments of consolidated obligations, service fees, and other non-interest income.

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($ thousands) Q2 2013 Business Update Selected Statements of Condition Data 9 As of June 30, 2013 As of December 31, 2012 Investments (1) $ 25,487,445 $ 25,039, 575 Advances 11,447,001 9,135,243 Mortgage loans held for portfolio, net 914,450 1,059,308 Total assets 38,018,237 35,420,617 Consolidated obligations, net 34,228,299 31,914,415 Total capital stock 922,901 1,572,267 Retained earnings 254,493 228,236 Accumulated other comprehensive loss (AOCL) (112,052) (226,468) Total capital (2) 1,065,342 1,574,035 Regulatory capital (3) $ 2,968,001 $ 2,986,707 (1) Consists of securities purchased under agreements to resell, federal funds sold, available-for-sale securities, and held-to-maturity securities. (2) Excludes mandatorily redeemable capital stock, which totaled $1.8 billion and $1.2 billion as of June 30, 2013, and December 31, 2012. (3) Includes total capital and mandatorily redeemable capital stock.

Member Focused Initiatives / New Product and Service Offerings 10

Q2 2013 Business Update Interest-Rate Risk, Credit Risk, Prepayment Risk • Rates will change from current levels. It’s not clear when and by how much, but recent history suggests increases may be substantial. (Note the 100 basis-point increase in U.S. Treasury yields and advance rates during the month of May.) — Financial institutions must be prepared for an upward shift in rates in a short period of time. — What you perceive as core funding today may quickly evaporate when rates increase. — Advances are duration-certain funding. • As the housing market has improved, so has mortgage demand. Now is the time to proactively manage the interest-rate risk, credit risk, and prepayment risk resulting from mortgage lending. — Community financial institutions need access to competitively priced liquidity for mortgage finance. — MPF Xtra® product is a solution for Seattle Bank members. It’s All About Managing Risk… 11

Competitively priced liquidity for 1- to 4-family residential mortgages Q2 2013 Business Update MPF Xtra® Product 12 What is MPF Xtra? A secondary market option for mortgage sales available exclusively to participating FHLBank members. Why participate? Participating financial institutions (PFIs) can sell fixed-rate conforming loans into the secondary market, leveraging their Seattle Bank membership to gain access to competitively priced liquidity. Among the many benefits the MPF Xtra product offers PFIs are the ability to: • Transfer the credit, interest-rate, and prepayment risks associated with originating long-term mortgages to a third-party investor. • Retain the mortgage servicing rights and associated customer relationships—or sell the loans on a servicing released basis—whichever they prefer. • Efficiently price, present, and execute loan sales, using the eMPF® platform. — FHLBank of Chicago (MPF Provider) facilitates sales of mortgage loans to Fannie Mae — Often results in better price execution relative to correspondent relationships and other investors

Flexible funding for an uncertain rate environment Q2 2013 Business Update Seattle Bank Advances 13 Customized Amortizing Advance • A great tool for hedging interest-rate risk and potentially matching the cash flows of any pool of amortizing loans. • Allows borrowers to tailor the timing and amount of principal payments to suit their unique circumstances. • Fixed interest rate for the life of the advance. Unlike laddered-funding products, enables borrowers to enjoy the same cost of funds throughout the life of the advance. • Interest payments due on the first of each month; principal payments can be structured to occur monthly, quarterly, annually, or on nearly any other customized schedule. • Want even greater flexibility? Defer the start of the principal payments for any number of weeks, months, or years into the future. The Seattle Bank offers a variety of other advance structures—from simple to complex—to fund a variety of loans and investments.

Q2 2013 Business Update Members have utilized Seattle Bank Letters of Credit (LOCs) to collateralize public unit deposits for years: • Benefits to public entities: ‘AA’-rated and trusted counterparty; no need to monitor securities collateral • Benefits to members: Collateral fungibility to pledge for LOCs, attractive pricing, convenience Key differences between our Variable-Amount Letter of Credit (VLOC) and current LOCs collateralizing public deposits: • Cost savings: members pay only for what they use • Daily public deposit balances covered by VLOC reported to Seattle Bank on a monthly basis • Member charged on preceding month’s public deposit balances covered by VLOC Variable-Amount Letter of Credit 14

Federal Home Loan Bank Seattle
Q2 2013 Business Update

Member Education

Educational opportunities to keep you at the top of your game

Fall Seminar Series: "Gearing Up for the Next Economic Cycle," featuring Ed Krei, Managing Director of the Baker Group

- September 16: Bozeman
- September 17: Salt Lake City
- September 18: Portland
- October 15: Seattle
- October 16: Spokane
- October 23: Boise
- October 24: Anchorage
- October 25: Honolulu

Join us to learn more about: the outlook for deposit growth and excess liquidity, the next stage of loan demand, managerial disciplines for maximizing financial success, organizational strategies for achieving high performance, and characteristics of high performance financial institutions.

Archived Web Seminar: "Basel III Capital Regulations," featuring Tom Farin, President and CEO of Farin & Associates. An in-depth discussion and review of the newly released regulations—how they will impact your financial institution and how you can prepare for the changes.

For more information, visit www.fhlbsea.com

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Legislative Update 16

Q2 2013 Business Update Senate Bill, Housing Finance Reform and Taxpayer Protection Act (Corker-Warner Bill): • Bipartisan proposal to reform housing finance • Preserves role of government as a backstop, but places 10% private capital as the first loss • Establishes a catastrophic loss fund behind 10% private capital • Permits FHLBanks to acquire and securitize mortgage assets from their members • Abolishes Fannie Mae, Freddie Mac, and the FHFA; establishes the Federal Mortgage Insurance Company (FMIC) to acquire their assets and infrastructure House Bill, Protecting America’s Taxpayers and Homeowners (PATH) Act: • Reflects House Financial Services Committee Chairman Jeb Hensarling’s priorities • Abolishes Fannie Mae and Freddie Mac; significantly reduces government role in mortgage finance • Includes FHA reforms for establishing its independence from HUD and other changes to create a risk- sharing framework and limits on mortgage insurance • Establishes a new mortgage utility to support development and operation of a mortgage securitization framework • Authorizes FHLBanks to serve as loan aggregators to level the playing field for small financial institutions • Establishes a covered bond regulatory framework to be overseen by the U.S. Treasury • Delays implementation of Basel III Housing Finance Reform: Two Competing Proposals from Congress 17

Q2 2013 Business Update Housing Finance Reform • Generally supports provisions of Corker-Warner bill • Stated priorities include: — Put private capital at the center of the housing finance system — End Fannie Mae and Freddie Mac’s failed business model so taxpayers are not “on the hook” for bad loans and bailouts — Ensure widespread access to safe and responsible mortgages, like the 30-year fixed-rate mortgage, in all economic times — Support affordability and access to homeownership for creditworthy first-time buyers and access to affordable rental housing for middle class families and those aspiring to be Mel Watt Nomination as Federal Housing Finance Agency (FHFA) Director • Administration calling on Congress to quickly confirm Watt for this position, arguing that mortgage finance system needs a permanent FHFA director to help wind down Fannie Mae and Freddie Mac and transition towards a future housing finance system. Administration’s Positions 18

Q2 2013 Business Update As Congress considers comprehensive housing finance reform, it should ensure the FHLBanks’ continued ability to effectively fulfill their mission. • The FHLBanks can play a role in keeping community banks and credit unions engaged in the housing finance system. • Any expanded role for the FHLBanks in the mortgage finance system should not adversely affect the core mission, which is to be a stable and reliable source of liquidity and funding (via advances) to their members. At the Seattle Bank, we believe it is vital to: • Preserve the FHLBanks’ role in supporting housing finance, economic development, and their member financial institutions • Recognize that the FHLBanks fulfill their mission by lending to their members and investing in assets that help to sustain housing, jobs, and economic development • Ensure equal access to funding for all FHLBank members • Maintain a regional FHLBank structure responsive to the diverse housing and economic needs across the United States • Preserve the FHLBanks’ role in meeting affordable housing needs Seattle Bank’s Public Policy Priorities 19

Our Commitment to Our Members 20

Q2 2013 Business Update The Seattle Bank exists to provide members with funding and liquidity. • Advances are our core business. Reliability is crucial. • We must be available at all points in an economic cycle and during a member’s lifecycle. We want to be innovative to help members thrive in a challenging environment. • We work to anticipate member needs and value our members’ input. We have an obligation to safeguard the capital our members have entrusted to us. • We must be able to redeem / repurchase stock at par. Any dividend must be reasonable. • We strive to optimize value to our members. Our Value Proposition for Seattle Bank Members 21

Q2 2013 Business Update As a cooperative, our mission is to serve as a reliable source of liquidity and funding for our members. Our members’ use of the cooperative—as active borrowers— is key to our long-term viability. Thank you for your continued support and use of the Federal Home Loan Bank of Seattle. Our Mission 22